                                                              EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement on Form S-1 (Registration No. 333-4278) of our reports dated April 19, 1996, on the consolidated financial statements of ANSYS, Inc. and Subsidiaries as of December 31, 1994 and 1995 and for the period from March 14, 1994 (date of acquisition) through December 31, 1994 and for the year ended December 31, 1995; and combined financial statements of Swanson Analysis Systems, Inc. for the year ended December 31, 1993 and for the period January 1, 1994 through March 13, 1994.

/s/ Coopers & Lybrand LLP
600 Grant Street
Pittsburgh, Pennsylvania

June 7, 1996